EXHIBIT 99.1

Donegal Group Inc. Announces Fourth Quarter and Full Year Earnings

MARIETTA, Pa., Feb. 18, 2009 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) today reported that its net income for the fourth quarter ended December 31, 2008 was $6,394,297, or $.26 per share of Class A common stock on a diluted basis, compared to $10,796,583, or $.43 per share of Class A common stock on a diluted basis, for the fourth quarter of 2007. The Company's net income for the fourth quarter of 2008 reflected increased claim activity and lower net investment income due to the Company's conservative short-term investment strategy during the quarter.

Revenues for the fourth quarter of 2008 were $95,840,537, an increase of 10.3% over the fourth quarter of 2007, with net premiums earned of $89,067,548, a 13.9% increase over the year-earlier period. Net premiums written for the fourth quarter of 2008 were $78,600,201, an increase of 11.0% over net premiums written for the fourth quarter of 2007. Net premiums written in the fourth quarter of 2008 reflected an increased allocation of approximately $6.4 million related to the pooling agreement change effective March 1, 2008, as well as reinsurance savings that were largely due to the Company's decision to increase its per loss retention effective January 1, 2008. Exclusive of the impact of the pooling change, fourth quarter of 2008 personal lines net premiums written increased 7.1% and commercial lines net premiums written decreased 8.2%, netting to a quarterly increase of 2.0% in total net premiums written.

The Company's combined ratio was 98.0% for the fourth quarter of 2008, compared to 90.5% for the fourth quarter of 2007. The Company's loss ratio for the fourth quarter of 2008 was 66.8%, compared to 58.4% for the fourth quarter of 2007. The Company's expense ratio was 30.9% for the fourth quarter of 2008, compared to 31.6% for the fourth quarter of 2007, reflecting the benefit of increased net premiums written during the quarter and decreased underwriting-based incentive compensation costs. The expense ratio for the fourth quarter of 2008 decreased in spite of a severance charge of approximately $1.3 million related to personnel reductions, which were part of the Company's ongoing expense reduction program. The Company expects that the personnel reductions will result in expense savings of approximately $2.3 million in 2009 and subsequent years.

Net investment income was $5,468,308 for the fourth quarter of 2008, compared to $5,906,339 for the fourth quarter of 2007, reflecting reduced investment income due to increased holdings of short-term U.S. Treasury investments during the fourth quarter of 2008 and the use of invested assets to redeem $15.5 million of subordinated debentures in August 2008. Interest expense on subordinated debentures decreased by $448,623 during the fourth quarter of 2008 compared to the comparable period in 2007, with this decrease in expense more than offsetting the related decrease in investment income.

The Company reported net realized investment losses of $181,181, or $0.01 per Class A share on an after-tax basis, for the fourth quarter of 2008. The Company did not recognize any other than temporary impairments in the fourth quarter of 2008. Equity securities represented less than 1% of the Company's investment portfolio at December 31, 2008.

As a result of the previously announced acquisition of Sheboygan Falls Insurance Company on December 1, 2008, the Company's fourth quarter of 2008 financial statements include the results of Sheboygan Falls for the month of December 2008. The impact of the acquisition on fourth quarter results was not material.

Net income for the year ended December 31, 2008 was $25,541,978, compared to $38,279,905 reported for the year ended December 31, 2007. On a diluted basis, net income per share of Class A common stock for the year ended December 31, 2008 was $1.02, compared to $1.53 for the prior year. The Company's net premiums written increased 16.3% during 2008 to $364,941,055, largely due to the change in the pooling agreement with Donegal Mutual Insurance Company effective March 1, 2008. The Company's combined ratio for the full year 2008 was 97.2%, compared to its combined ratio of 91.3% for the full year 2007. The Company's loss ratio was 64.7% for the full year 2008, compared to 57.4% for the full year 2007, with the increase reflecting increased weather-related claim activity and less favorable prior-accident-year reserve development. The Company's expense ratio was 32.1% for the full year 2008, compared to 33.5% for the full year 2007.

The Company will adjust its financial statements for the first three quarters of 2008 to correct immaterial errors. Because of these errors, the Company overstated its reported net income for the nine months ended September 30, 2008 by approximately $1.7 million, or approximately $.07 per Class A share. The Company will include additional details related to this adjustment in its Annual Report on Form 10-K for the year ended December 31, 2008.

The Company's total stockholders' equity, or book value, increased to $363,583,865, a per common share amount of $14.29, at December 31, 2008, compared to $352,690,191, a per common share amount of $13.92, at December 31, 2007.

"We are pleased to be among a select few companies reporting an increase in book value for the year. This accomplishment can be attributed to our conservative investment philosophy as well as our achievement of underwriting profitability and solid investment returns in a difficult environment. We are operating from a position of financial strength and are continuing to follow our conservative business strategy in today's challenging insurance and investment markets," stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc.

The Company will hold a conference call and webcast on Wednesday, February 18, 2009, beginning at 11:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link in the Investors area of the Company's web site at www.donegalgroup.com. A replay of the conference call will also be available via the Company's web site.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and six Midwestern states (Iowa, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin).

All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and necessarily involve risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company's reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the Company operates, conditions resulting from the ongoing recession in the United States, severe weather events, competition from various insurance and non-insurance businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                         Donegal Group Inc.
                        Financial Highlights
                             (unaudited)

                                            Quarter Ended December 31
                                            --------------------------
                                                2008          2007
                                            ------------  ------------

 Net premiums earned                        $ 89,067,548  $ 78,188,948
 Investment income, net of investment
  expenses                                     5,468,308     5,906,339
 Net realized investment (losses) gains         (181,181)    1,397,394
 Total revenues                               95,840,537    86,890,271

 Net income                                 $  6,394,297  $ 10,796,583

 Net income per common share:
  Class A common stock - basic              $       0.26  $       0.44
                                            ------------  ------------
  Class A common stock - diluted            $       0.26  $       0.43
                                            ------------  ------------
  Class B common stock - basic and diluted  $       0.23  $       0.39
                                            ------------  ------------

                                              Year Ended December 31
                                            --------------------------
                                                2008          2007
                                            ------------  ------------

 Net premiums earned                        $346,575,266  $310,071,534
 Investment income, net of investment
  expenses                                    22,755,784    22,785,252
 Net realized investment (losses) gains       (2,970,716)    2,051,050
 Total revenues                              372,312,162   340,618,294

 Net income                                 $ 25,541,978  $ 38,279,905

 Net income per common share:
  Class A common stock - basic              $       1.03  $       1.55
                                            ------------  ------------
  Class A common stock - diluted            $       1.02  $       1.53
                                            ------------  ------------
  Class B common stock - basic and diluted  $       0.92  $       1.39
                                            ------------  ------------

                         Donegal Group Inc.
                  Consolidated Statements of Income
            (unaudited; in thousands, except share data)

                                            Quarter Ended December 31
                                            --------------------------
                                                2008          2007
                                            ------------  ------------

 Net premiums earned                        $     89,068  $     78,189
 Investment income, net of investment
  expenses                                         5,468         5,906
 Net realized investment (losses) gains             (181)        1,397
 Lease income                                        221           269
 Installment payment fees                          1,264         1,129
                                            ------------  ------------
  Total revenues                                  95,840        86,890
                                            ------------  ------------

 Net losses and loss expenses                     59,451        45,628
 Amortization of deferred policy
  acquisition costs                               15,141        13,315
 Other underwriting expenses                      12,397        11,397
 Other expenses                                      352           400
 Policyholder dividends                              251           405
 Interest                                            276           724
                                            ------------  ------------
  Total expenses                                  87,868        71,869
                                            ------------  ------------

 Income before income tax expense                  7,972        15,021
 Income tax expense                                1,578         4,225
                                            ------------  ------------

 Net income                                 $      6,394  $     10,796
                                            ============  ============

 Net income per common share:
  Class A common stock - basic              $       0.26  $       0.44
                                            ------------  ------------
  Class A common stock - diluted            $       0.26  $       0.43
                                            ------------  ------------
  Class B common stock - basic and diluted  $       0.23  $       0.39
                                            ------------  ------------

 Supplementary Financial Analysts' Data

 Weighted-average number of shares
  outstanding:
  Class A common stock - basic                19,914,130    19,717,747
                                            ------------  ------------
  Class A common stock - diluted              19,918,941    19,949,711
                                            ------------  ------------
  Class B common stock - basic and diluted     5,576,775     5,576,775
                                            ------------  ------------

 Net written premiums                       $     78,600  $     70,781
                                            ------------  ------------

 Book value per common share at end of
  period                                    $      14.29  $      13.92
                                            ------------  ------------

                         Donegal Group Inc.
                  Consolidated Statements of Income
            (unaudited; in thousands, except share data)

                                              Year Ended December 31
                                            --------------------------
                                                2008          2007
                                            ------------  ------------

 Net premiums earned                        $    346,575  $    310,072
 Investment income, net of investment
  expenses                                        22,756        22,785
 Net realized investment (losses) gains           (2,971)        2,051
 Lease income                                        927         1,060
 Installment payment fees                          5,025         4,650
                                            ------------  ------------
  Total revenues                                 372,312       340,618
                                            ------------  ------------

 Net losses and loss expenses                    224,301       177,784
 Amortization of deferred policy
  acquisition costs                               58,250        51,205
 Other underwriting expenses                      53,108        52,726
 Other expenses                                    1,564         1,896
 Policyholder dividends                            1,176         1,273
 Interest                                          1,821         2,885
                                            ------------  ------------
  Total expenses                                 340,220       287,769
                                            ------------  ------------

 Income before income tax expense                 32,092        52,849
 Income tax expense                                6,550        14,569
                                            ------------  ------------

 Net income                                 $     25,542  $     38,280
                                            ============  ============

 Net income per common share:
  Class A common stock - basic              $       1.03  $       1.55
                                            ------------  ------------
  Class A common stock - diluted            $       1.02  $       1.53
                                            ------------  ------------
  Class B common stock - basic and diluted  $       0.92  $       1.39
                                            ------------  ------------

 Supplementary Financial Analysts' Data

 Weighted-average number of shares
  outstanding:
  Class A common stock - basic                19,866,099    19,685,674
                                            ------------  ------------
  Class A common stock - diluted              19,955,518    19,962,858
                                            ------------  ------------
  Class B common stock - basic and diluted     5,576,775     5,576,775
                                            ------------  ------------

 Net written premiums                       $    364,941  $    313,690
                                            ------------  ------------

 Book value per common share at end of
  period                                    $      14.29  $      13.92
                                            ------------  ------------

                         Donegal Group Inc.
                     Consolidated Balance Sheets
                           (in thousands)

                                                   December 31,
                                            --------------------------
                                                2008          2007
                                            ------------  ------------
                                             (unaudited)

 ASSETS
 Investments:
  Fixed maturities:
   Held to maturity, at amortized cost      $     99,878  $    154,290
   Available for sale, at fair value             445,816       336,318
  Equity securities, at fair value                 5,895        36,361
  Investments in affiliates                        8,594         8,649
  Short-term investments, at cost                 71,953        70,252
                                            ------------  ------------
    Total investments                            632,136       605,870
 Cash                                              1,831         4,289
 Premiums receivable                              55,337        51,038
 Reinsurance receivable                           79,953        78,897
 Accrued investment income                         6,656         5,875
 Deferred policy acquisition costs                29,541        26,235
 Prepaid reinsurance premiums                     51,436        47,286
 Property and equipment, net                       6,687         5,608
 Deferred tax asset, net                          10,995         7,026
 Other assets                                      5,537         1,972
                                            ------------  ------------
   Total assets                             $    880,109  $    834,096
                                            ============  ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
  Losses and loss expenses                  $    239,809  $    226,432
  Unearned premiums                              229,014       203,431
  Accrued expenses                                14,150        12,313
  Subordinated debentures                         15,465        30,929
  Due to affiliate                                 3,148           242
  Accounts payable - securities                    1,821            --
  Other liabilities                               13,118         8,059
                                            ------------  ------------
   Total liabilities                             516,525       481,406
                                            ------------  ------------
 Stockholders' equity:
  Preferred stock                                     --            --
  Class A common stock                               205           202
  Class B common stock                                56            56
  Additional paid-in capital                     163,137       156,851
  Accumulated other comprehensive income           1,714         6,974
  Retained earnings                              207,182       193,807
  Treasury stock, at cost                         (8,710)       (5,200)
                                            ------------  ------------
   Total stockholders' equity                    363,584       352,690
                                            ------------  ------------
   Total liabilities and stockholders'
    equity                                  $    880,109  $    834,096
                                            ============  ============

CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President & Chief Financial
           Officer
          (717) 426-1931
          Fax: (717) 426-7009
          jeffmiller@donegalgroup.com